Joint Filer Information and Signature

Joint Filers:

1. Name:	Northwater Capital Management Inc.
Address:	181 Bay Street, Suite 4700, Toronto, Ontario, Canada M5J 2T3

NORTHWATER CAPITAL MANAGEMENT INC.

	By: /s/ Jonathan Piurko	June 24, 2013
	Name: Jonathan Piurko	Date
Title: Managing Director

2. Name:	Northwater Intellectual Property Fund L.P. 1
Address:	181 Bay Street, Suite 4700, Toronto, Ontario, Canada M5J 2T3

NORTHWATER INTELLECTUAL PROPERTY FUND L.P. 1
BY: NORTHWATER IP 1 GP INC., ITS GENERAL PARTNER

	By: /s/ Jonathan Piurko	June 24, 2013
	Name: Jonathan Piurko	Date
Title: Managing Director